As filed with the Securities and Exchange Commission on October 2, 2018

Registration No. 333-212071

Registration No. 333-187763

Registration No. 333-161498

Registration No. 333-116267

Registration No. 333-41923

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1:

to

FORM S-3

REGISTRATION STATEMENT NO. 333-212071

REGISTRATION STATEMENT NO. 333-187763

REGISTRATION STATEMENT NO. 333-161498

REGISTRATION STATEMENT NO. 333-116267

REGISTRATION STATEMENT NO. 333-41923

UNDER

THE SECURITIES ACT OF 1933

AV Homes, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-07395	04-1739078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6730 N. Scottsdale Rd. Suite 150

Scottsdale, Arizona

(Address of Principal Executive Offices)

85253

(Zip Code)

(480) 214-7400

(Registrant’s telephone number, including area code)

Darrell C. Sherman, Esq.

Executive Vice President and Chief Legal Officer

AV Homes, Inc.

c/o Taylor Morrison Home Corporation

4900 N. Scottsdale Road, Suite 2000

Scottsdale, Arizona 85251

(480) 840-8100

(Name, address and telephone number, including area code, of agent for service)

COPIES TO:

John C. Kennedy, Esq.

Lawrence G. Wee, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019–6064

(212) 373-3000

Approximate date of commencement of proposed sale to the public: N/A.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerate filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment, filed by AV Homes, Inc. (the “Registrant”), deregisters all shares of the common stock, par value $1.00 per share (“Shares”), and any other securities remaining unissued under the following Registration Statements on Form S-3 (the “Registration Statements”) filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”):

1.	Registration Statement on Form S-3 (No. 333-212071), filed with the Commission on June 16, 2016.

2.	Registration Statement on Form S-3 (No. 333-187763), filed with the Commission on April 5, 2013, as amended on May 1, 2013 and May 2, 2013.

3.	Registration Statement on Form S-3 (No. 333-161498), filed with the Commission on August 21, 2009.

4.	Registration Statement on Form S-3 (No. 333-116267), filed with the Commission on June 8, 2004, as amended on July 16, 2004, July 30, 2004, August 10, 2004 and August 20, 2004.

5.	Registration Statement on Form S-3 (No. 333-41923), filed with the Commission on December 10, 1997, as amended January 8, 1998 and January 27, 1998.

On October 2, 2018, pursuant to the Agreement and Plan of Merger, dated as of June 7, 2018 (the “Merger Agreement”), by and among Taylor Morrison Home Corporation (“Parent”), Taylor Morrison Communities, Inc. (solely for purposes of Sections 5.13, 7.3 and 8.14), Thor Merger Sub, Inc. (“Merger Sub”) and the Company, the Company merged with and into the Merger Sub, with the Company continuing as the surviving corporation and as an indirect subsidiary of Parent.

In connection with the completion of the Merger, the offerings pursuant to the Registration Statements have been terminated. The Registrant hereby removes from registration all Shares registered under the Registration Statements but not sold under the Registration Statements.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the above-referenced Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on this 2nd day of October, 2018.

AV HOMES, INC.

By:	/s/ Darrell C. Sherman

Name:	Darrell C. Sherman
Title:	Executive Vice President, Chief Legal Officer and Secretary

Note: Pursuant to Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement.